
ELEGANCE
HIGH-END LIFE
HIGH-END VODKA
ELEGANCE
AUSTRALIAN GRAPE VODKA
INVEST DRINK AND LIVE LIFE
REGULATION A+ OFFERING

Pre-Qualification Solicitation of Interest Rule 255 Disclaimer Language:

Elegance Spirits, Inc., is testing the watersî to gauge market demand from potential investors for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the ìCommissionî) and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission.

Preliminary Offering Circular Rule 254(a)

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Elegance Spirits, Inc., is currently undertaking a private placement of the securities described in this Presentation in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the ìSecurities Actî) and Rule 506(c) of Regulation D promulgated thereunder. The Company may, in the future, undertake a public offering pursuant to Regulation A+ under the Securities Act. No money or other consideration is being solicited at this time with respect to such offering, and if sent in response to these materials for such offering, it will not be accepted. No offer to buy securities can be accepted and no part of the purchase price can be received for an offering under Regulation A+ until an offering statement is qualified by the Securities and Exchange Commission, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A+ offering is non-binding and involves no obligation or commitment of any kind.

Limitations of Liability:

This document has been prepared by Venture Capital Media Partners to demonstrate Elegance Spirits, Inc.ís business plan for the purposes of raising capital and distribution. This presentation is being issued to an exclusive selection of entities and investors. By accepting this presentation, the recipient agrees to the following: (i) neither they nor their agents, representatives, counselors or employees will copy, reproduce or distribute the presentation to any third party, in whole or in part, at any time, without the prior written consent of Elegance Spirits, Inc., (ii) they will maintain permanent confidentiality of all information contained in the presentation, ensuring that it is not in the public domain and (iii) they will use this presentation exclusively for the purposes of evaluating the progress of Elegance Spirits, Inc.ís business plan. This presentation includes forecasts of the development of Elegance Spirits, Inc., This encompasses financials as well as the criteria and hypotheses on which they are based, along with any details that could affect the execution and implementation of said presentation. This document is the responsibility of Elegance Spirits, Inc., Given the uncertain nature of proposals based upon hypothesized expectations, and leveraging the unpredictable marketplace, Elegance Spirits, Inc., could produce significant differences between projected results and the actual outcome and is not responsible for any such differences. The contents of this document are confidential and should be used exclusively for the purposes described above.

Legal Disclaimer:

This document is the sole property of Elegance Spirits, Inc., It is private and confidential. All information contained in this document is addressed only to the recipient. If you are not the original intended recipient of this document, please return this document to Elegance Spirits, Inc., The distribution or copy of this document or the information contained therein, in part or in full, is strictly prohibited. All information contained herein is subject to change without notice.

Forward-Looking Statement Disclaimer:

This video may contain forward-looking statements and information relating to, among other things, the Company, its business plan and strategy, and its industry. These forward-looking statements are based on the beliefs of, assumptions made by, and information currently available to the Companyís management. When used in the offering materials, the words ìestimate,î ìproject,î ìbelief,î ìanticipate,î ìintend,î ìexpectî and similar expressions are intended to identify forward-looking statements, which constitute forward looking statements. These statements reflect managementís current views with respect to future events and are subject to risks and uncertainties that could cause the Companyís actual results to differ materially from those contained in the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of which they are made. The Company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events. Before investing, one should carefully read the offering circular contained in the Companyís offering statement, which may be found at www.elegancevodka.com.

Post-Qualification Disclaimer:

An offering circular regarding this offering has been filed with the SEC. The SEC has qualified that offering circular, which only means that the Company may make sales of the securities described in the offering circular. It does not mean that the SEC has approved, passed upon the merits or passed upon the accuracy or completeness of the information in the offering circular. You may obtain a copy of the offering circular at www.elegancevodka.com. You should read the offering circular before making any investment.


ELEGANCE

OFFERING SUMMARY

ISSUER	Elegance Spirits, Inc.
UNITS OFFERED	A maximum of Fifty-Seven Million (57,000,000) Units at an offering price of $0.50 USD per Unit, each Unit being comprised of One Common Share and One-half of one Common Share purchase warrant (each whole warrant, a "Warrant") to purchase one additional Common Share (a "Warrant Share") at an exercise price of $0.75 USD per share, subject to customary adjustments, over an 18-month exercise period following the date of issuance of the Warrant.
GROSS PROCEEDS	A maximum of $49,376,250 USD
PRICE PER SHARE	Ten Dollars ($10.00)
USE OF PROCEEDS	Our net proceeds (after our estimate commissions, but excluding our estimated offering expenses) will be used for general working capital and operational purposes, acquisition of content assets, sales, marketing and promotional activities to drive launch and growth
PRICE PER WARRANT SHARE	Seventy-Five Cents ($0.75 USD)
TARGET COMPLETION DATE	Dec 2019 / 2020



OVERVIEW

ELEGANCE VODKA:

- Iconic, Global, Luxury Lifestyle Brand
- Uniquely 100% Organic and Gluten-Free
- 11-Times Distilled Super-Premium Australian Grape Vodka
- Blended with the Purest Quadruple Charcoal Filtered Australian Rain Water
- Opportunity to Own a Piece of a Global Luxury Vodka Brand


GLOBAL ALCOHOLIC BEVERAGES US $ 1.3 TRILLION (2015)
GLOBAL SPIRITS US $ 488 BILLION (2016)
GLOBAL "HIGH END" & "SUPER" PREMIUM
US $ 33 BILLION (2015)

Total industry revenue is expected to reach US$2.0 Trillion by 2025. The current global ëHigh Endí and ëSuperí Premium market opportunity is US$33 Billion.

Sources: Allied Market Research, TMR, U.S. Distilled Spirits Council, IWSR Global Review


MARKET
OPPORTUNITY

DEMAND DRIVERS



⧫ Rising Global Spirits Consumption
Rising per capita spirits consumption in emerging and developed countries has driven revenue growth for the global spirits manufacturing industry.

⧫ Increasing Disposable Income
As disposable income levels continued to grow in this decade, consumers helped drive demand for premium and super-premium spirits brands.

⧫ Popularity of Specialty Craft Distilleries
The global craft spirits market is expected to reach US$80 billion bo 2025, growing at a CAGR of 33%from 2017 to 2025.

⧫ Increasing Industry Profitability
Declining ingredient costs and industry consolidation has lifted industry profitability over the past five years

Source: Grand View Research,Inc.

PREMIUMIZATION AND TOP-TIER ARE HERE TO STAY

◆Premiumization Trend: Consumers trading up spirits and beverage choices to more expensive drinks.

◆Premium brands are outselling mass-market labels.

◆Rapid Premium Growth (13% 2016; 15% 2017): Stellar revenue and volume growth in High-End Premium and Super Premium segments.


$ 7B
$ 2.9B
$ 1.2B
<$ 200M
2008
2009
2010
2011
2012
2013
2014
2015
2016
VALUE
PREMIUM
HIGH END PREMIUM
SUPER PREMIUM

DISTILLED SPIRITS & VODKAS LEADING THE CHARGE

Vodka vs. the Rest: Sales anticipated to increase in the next 5 years and currently dominate at 35.4% of total U.S. revenue.

Examples: E.&J. Galloís New Amsterdam vodka became the fastest spirit ever to reach the 5-million case mark in just its 5th full year. Titoís vodka surpassed 5 million cases last year with a multi-billion dollar retail value mark.


HIGH
MARKET GROWTH
LOW
WINE
OTHERS
BEER
DISTILLED SPIRITS
MARKET ATTRACTIVENESS

Sources: U.S. Distilled Spirits Council, Allied Market Research

THE SOLUTION



Our research shows that our target consumer wants a unique, bespoke experience that is not found in the alcohol landscape currently.

Elegance will be the first true luxury Super Premium vodka brand available to the masses.



THE BRAND



"Elegance is when the inside is as beautiful as the outside"
Coco Chanel.

The founders embarked on a mission to create something unique and special that was a cut above the rest in both quality and appearance, providing the consumer something of absolute ìEleganceî.

The Elegance brand is defined by the unique elements of its creation and the lifestyle it offers its consumers, and the founders intend to grow brand equity globally and dynamically.

We see great opportunity to utilize our creativity and innovative skills as a craft producer to take a leading market position in the premium market by remaining true to our core values and remaining nimble within an ever growing market.

"We set out to create a global brand that would define luxury vodka for well into the 22nd century and this defines our mindset"
Elizabeth Cardillo, Founder

OUR BUSINESS MODEL

- Focus: Cultivating innovation and developing, manufacturing and marketing Super Premium vodka.

- Production: Conducted in-house at our state-of-the-art manufacturing facility.

- Bottling & Packaging: Outsourced under third-party agreements.

- Branding & Marketing: Conducted in house including product development, marketing and sales support.

- Distribution Partners: Strong global relationships with industry wholesalers, on-premise and off-premise channels.


ELEGANCE

PRICING & CASE ECONOMICS

750 mL bottle (expected 80% of Sales)

- Manufacturer - Elegance Spirits: Case pricing $299.00 / 6-bottle case (64% margin).
- Distributor: Case pricing $419.76 / 6-bottle case (29% margin to distributor).
- Retailer: Retails for $99 / bottle (29% margin to retailer).

1,750 mL bottle (expected 20% of Sales)

- Manufacturer - Elegance Spirits: Case pricing $753.13 / 6-bottle case (59% margin).
- Distributor: Case pricing $1,060.74 / 6-bottle case (29% margin to distributor).
- Retailer: Retails for $249 / bottle (29% margin to retailer).



TARGET END MARKETS

END MARKETS

- Established Distributors
- On-Premise: Bars & Restaurants
- Gifting Industry: Bespoke Gifts
- Off-Premise: Retailers
- Millennials
- Nightlife & Clubs: Bottle Service


1
2
3
4
U.S.:
Strategic partnership with Southern Glazer's Wine & Spirits for initial CA, FL, NV and FX distribution
Canada:
Distribution through Ontario Liquor Board and National Importers
Australia:
Strategic partnerships Coca-Cola Amatil and Vanguarde.
New Zealand:
Strategic partnerships Coca-Cola Amatil
UK :
Strategic partnerships Mangrove UK nationwide.
Europe:
Secure strategic partnerships
Asia :
Secure strategic partnerships in regional markets: Hong Kong, Singapore, China
India / Middle East:
Secure strategic partnerships

GO TO MARKET



- Engage strategic JV partners.
- Achieve scale via vertical integration across manufacturing and production.
- Achieve size via horizontal integration and bolt-on acquisitions.
- Drive innovation by continuing to develop differentiated premium products.


GROWTH
STRATEGY

SALES & MARKETING



We will harness the power of our proven marketing expertise in the alcohol and spirits space to quickly build momentum for Elegance Vodka with:

- Celebrity brand ambassadors
- Social media influencers
- Key distribution partners
- On-site (on-premise) activations
- Club and nightlife placements
- Brand tailored events e.g. NY Fashion Week
- Experiential marketing
- Retailers (off premise)

MARKET COMPETITORS

MSRP: $99.99



VS.



$20.99
15%
1.4m
$24.99
15%
2.4m
$24.99
15%
4m
$32.99
20%
11m
$44.99
25%
N/A
$45.99
25%
3.5m
$54.99
30%
N/A

Numbers represent MSRP (US$), Retailer Margins and Global 9L Case Sales.



MARKET ACQUISITIONS

Mergers, buyouts & acquisition recent sales

- ◆Casamigos bought for $1.0bn by Diageo after 4 years
- ◆Patron bought for $5.1bn by Bacardi
- ◆Ballast Point Brewing bought for $1.0bn by Constellation
- ◆Deep Eddy Vodka bought for $400mm by Heaven Hill Brands

Food & Beverage M&A Transactions by Segment


Alcoholic Beverages
Snacks
Branded Processed Foods
Dairy

Source: Capstone Partners Food & Beverage, Q1,18 Report

FOUNDER



ELIZABETH CARDILLO

From a very young age Elizabeth Cardillo had a flair for fashion. Upon graduating from high school, Elizabeth moved to Los Angeles and undertook a Bachelorís degree in Marketing from the Fashion Institute of Design. Elizabeth then held a career in companies responsible for large revenue streams and making her mark in the fashion industry.

With a penchant for design, style and luxury, she along with her partner, Raj Beri, set out to create a luxury Vodka business that was unlike any other. And so, Elegance Vodka was born. All aspects of the luxury brand were created to appeal to the modern consumer: a low calorie, gluten free, organic small batch Vodka packaged with flair from the fashion industry.

THE TEAM



RAJ BERI

A true innovator in beverage industry with a track record of success in sales, marketing, new distribution, and a history of introducing new products into new global markets.



NICK VENTURA

A savvy, highly regarded and innovative business development executive. Nick co-founded Venley, one of the largest apparel companies in the sports licensing space.



SAHIL BERI

Is a crucial member of the Elegance Vodka team, developing over 45 recipes for spirits, ready to drink beverages, liqueurs and functional beverages with Europa International


JOIN OUR TEAM
AND BE A PART OF
ELEGANCE VODKA

- Own a piece of a Super Premium, top shelf vodka brand
- Competitors have recently sold for billions
- Lifestyle investment
- BILLION DOLLAR GROWTH POTENTIAL


REASONS
TO INVEST
ELEGANCE


DRINK AND
INVEST
RESPONSIBLY
ELEGANCE
AUSTRALIAN GRAPE VODKA